Exhibit 99.1

Blink Charging Appoints Seasoned Executive Michael Rama as New Chief Financial Officer

Mr. Rama’s 30 years of experience to benefit Blink as Company enters its high-growth stage

Miami Beach, FL – February 11, 2019 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner and operator of electric vehicle charging stations, announced today the appointment of Michael Rama, CPA as its new Chief Financial Officer (CFO), effective February 10, 2020. Rama has nearly 30 years of experience with publicly-traded companies in growth stages. His leadership and experience will be a strong asset for Blink as it continues its global expansion and increases its charging station footprint.

“We are thrilled to have someone with Michael’s knowledge and experience in navigating high-growth tech and real estate companies as part of Blink’s senior management team. His leadership will be instrumental as we enter into the next phase of our growth,” stated Michael D. Farkas, Blink Founder and Chief Executive Officer.

“I am confident that Michael will further strengthen our leadership team with his strategic and financial knowledge and will be able to immediately add value to our short and long-term growth goals. I am looking forward to seeing the positive impact he will make within the management team, with investors, the Board of Directors, and all Blink stakeholders.”

In his new role, Mr. Rama will be focused on further strengthening the financial foundation of Blink Charging and working to reduce market volatility through strong financial processes, smart investments, capital raises, and strategic opportunities.

Mr. Rama remarked, “I am very excited about joining the Blink team and am excited to furthering the build-out and strengthening of the finance and accounting functions in order to support the Company’s drive towards growth. Blink is one of the most exciting companies in the explosive electric vehicle charging space, and I look forward to working with Mr. Farkas and the rest of the Blink team as we increase the footprint of the Company’s charging stations.”

Mr. Rama will succeed Mr. Jonathan New, the Company’s CFO since 2018 and a key officer following Blink’s initial public offering on Nasdaq in February 2018. Mr. New will be stepping down in order to pursue other interests.

Mr. Rama joins Blink following nearly a decade with NV5 Global (Nasdaq: NVEE), where he served as Vice President and Chief Financial Officer. From October 1997 until August 2011, Mr. Rama held various accounting and finance roles with AV Homes, Inc. (formerly known as Avatar Holdings, Inc.) (Nasdaq: AVHI), including Principal Financial Officer, Chief Accounting Officer, and Controller. Mr. Rama has nearly 30 years of experience in construction, development, and real estate management.

Mr. Rama’s depth of experience includes the strengthening of financial systems for high-growth companies, SEC reporting, due diligence and the leading of acquisitions, capital market transactions, and establishment and maintenance of internal controls. Mr. Rama earned a Bachelor of Science degree in accounting from the University of Florida and is a Certified Public Accountant.

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ABOUT BLINK CHARGING CO.

Blink Charging is a leading owner/operator of EV charging stations in the United States and a growing presence in Europe, Asia, Israel, the Caribbean, and South America. With a long history as a pioneer in the EV industry and a dedicated team with immense knowledge of the industry, Blink continues to be the preferred, trusted partner in EV Charging Station technology. As such, the company is a driving force with more than 150,000 registered EV driver members and more than 15,000 EV Charging Stations deployed. For more information, please visit www.blinkcharging.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.